Exhibit 10.23

AGREEMENT FOR TERMINATION OF LEASE

AND VOLUNTARY SURRENDER OF PREMISES

This Agreement for Termination of Lease and Voluntary Surrender of Premises (this “Agreement”) is made and entered into as of July 14, 2020, by and between ARE-SD REGION NO. 44, LLC, a Delaware limited liability company (“Landlord”), and ZENO MANAGEMENT, INC., a Delaware corporation (“Tenant”), doing business as Zentalis Pharmaceuticals, with reference to the following:

RECITALS

A.    Pursuant to that certain Lease Agreement dated as of January 14, 2020 (as the same may have been amended, the “Lease”), Tenant now leases from Landlord certain premises consisting of approximately 36,955 rentable square feet (“Premises”) in that certain building located at 10578 Science Center Drive, San Diego, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.     The Commencement Date of the Lease has not yet occurred and Tenant has not taken possession of any portion of the Premises.

C.    Tenant desires to terminate the Lease and Landlord has agreed to terminate the Lease, subject to the terms and conditions set forth below.

D.    Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises made herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.    Termination Date. If the Condition Precedent is satisfied (as defined in Section 6 below), Landlord and Tenant agree, subject to the terms and conditions set forth in this Agreement, the Lease shall terminate on the date the Condition Precedent is satisfied (the “Termination Date”).

2.    Lease Modification Payment. Within 5 business days following Tenant’s delivery of an executed copy of this Agreement to Landlord, Tenant shall deliver to Landlord funds in the amount of $928,000.00 (the “Lease Modification Payment”), as consideration for Landlord’s agreement to enter into this Agreement and accelerate the expiration date of the term of the Lease to the Termination Date.

3.    Security Deposit. Landlord and Tenant acknowledge and agree that Landlord is holding a Letter of Credit in the amount of $168,145.25 from Tenant as the Security Deposit under the Lease. Within 10 business days after the Termination Date, Landlord shall return the Letter of Credit to Tenant without reduction.

4.    Termination. After the Termination Date, Tenant shall have no further rights of any kind with respect to the Premises. Notwithstanding the foregoing, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the Premises and termination of the Lease provided for herein.

5.    No Further Obligations. Landlord and Tenant each agree that the other is excused as of the Termination Date from any further obligations under the Lease with respect to the Premises, excepting only such obligations under the Lease which are, by their terms, intended to survive termination of the Lease. In addition, nothing herein shall be deemed to limit or terminate any common law or statutory rights Landlord may have with respect to Tenant in connection with violations of any governmental requirements or requirements of applicable law.

6.    Condition Precedent. Notwithstanding anything to the contrary contained in this Agreement, Tenant and Landlord acknowledge and agree that the effectiveness of this Agreement shall be subject to the following condition precedent (“Condition Precedent”) having been satisfied: Landlord shall have entered into a lease agreement with a third party (“New Tenant”) on or before August 7, 2020, pursuant to which New Tenant agrees to lease the Premises, which lease agreement shall be on terms and conditions acceptable to Landlord, in Landlord’s sole and absolute discretion. In the event that the Condition Precedent is not satisfied on or before August 7, 2020, either, Landlord or Tenant shall have the right to terminate this Agreement upon delivery of written notice to the other, in which case this Agreement shall be null and void and of no further force or effect, except for the immediately following paragraph of this Section 6 which shall survive such termination, and Landlord shall reimburse to Tenant the full amount of the Lease Modification Payment. Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord’s inability or failure to cause the Condition Precedent to be satisfied.

Landlord and Tenant acknowledge and agree that (a) because of Tenant’s desire to terminate the Lease as provided in this Agreement, Landlord suspended its performance of Landlord’s Work under the Lease, and (b) if this Agreement is terminated pursuant to the terms of the immediately preceding paragraph, then the “Target Commencement Date” under the Lease is hereby extended to March 31, 2021.

7.    Acknowledgment. Tenant acknowledges that it has read the provisions of this Agreement, understands them, and is bound by them. Time is of the essence in this Agreement.

8.    No Assignment. Tenant represents and warrants that Tenant has not assigned, mortgaged, subleased, pledged, encumbered or otherwise transferred any interest in the Lease and that Tenant holds the interest in the Premises as set forth in the Lease as of the date of this Agreement.

9.    No Modification. This Agreement may not be modified or terminated except in writing signed by all parties. This Agreement may be signed in counterparts which taken together shall constitute one agreement binding upon the parties.

10.    Successors and Assigns. The covenants and agreements herein contained shall inure to the benefit and be binding upon the parties and their respective successors and assigns.

11.    Attorneys’ Fees. In the event of a dispute between the parties, the prevailing party shall be entitled to have its reasonable attorneys’ fees and costs paid by the other party.

12.    Conflict of Laws. This Agreement shall be governed by the laws of the state in which the Premises are located.

13.    OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Agreement remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

14.    Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TENANT:

ZENO MANAGEMENT, INC.,
a Delaware corporation

By:	/s/ Anthony Sun
Its:	CEO

LANDLORD:

ARE-SD REGION NO. 44, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

		By:	/s/ Gary Dean
		Its:	EVP-RE Legal Affairs